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                                                                  A&K -- 5/15/94
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                      UNION TEXAS PETROLEUM HOLDINGS, INC.


                                      AND


                       THE FIRST NATIONAL BANK OF CHICAGO


                                            TRUSTEE


                             ______________________



                                   INDENTURE

                        DATED AS OF __________________,


                            _______________________


                             SENIOR DEBT SECURITIES






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
                                                         TABLE OF CONTENTS

         PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         RECITALS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                            ARTICLE ONE

                                                 DEFINITIONS AND OTHER PROVISIONS
                                                      OF GENERAL APPLICATION

         SECTION 101.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Additional Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Adjusted Net Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Attributable Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Authorized Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Authorized Newspaper . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Bearer Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Board Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Book-Entry Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Capitalized Lease Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             CEDEL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             CEDEL S.A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Certification Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Common Depositary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Company Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Company Request  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Company Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Conversion Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Corporate Trust Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             coupon . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Dollar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Euroclear  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Exchange Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Exchange Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Funded Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Funding Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





                                       i
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
             Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Guaranteed Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Hedging Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Issue Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Joint Venture Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Judgment Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Net Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Non-Recourse Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Non-U.S. Guarantor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Ordinary Course Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Original Issue Discount Security . . . . . . . . . . . . . . . . . . . . . . . . . .
             Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Pari Passu Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Place of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Predecessor Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Registered Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Regular Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Required Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Restricted Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Sale/Leaseback Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Security Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Security Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Special Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             United States  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             United States Alien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             U.S. Government Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Vice President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
             Wholly Owned Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





                                       ii
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
             Yield to Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 102.    Incorporation by Reference of Trust Indenture Act  . . . . . . . . . . .
         SECTION 103.    Compliance Certificates and Opinions . . . . . . . . . . . . . . . . . .
         SECTION 104.    Form of Documents Delivered to Trustee . . . . . . . . . . . . . . . . .
         SECTION 105.    Acts of Holders; Record Dates  . . . . . . . . . . . . . . . . . . . . .
         SECTION 106.    Notices, Etc., to Trustee and Company  . . . . . . . . . . . . . . . . .
         SECTION 107.    Notice to Holders; Waiver  . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 108.    Conflict with Trust Indenture Act  . . . . . . . . . . . . . . . . . . .
         SECTION 109.    Effect of Headings and Table of Contents . . . . . . . . . . . . . . . .
         SECTION 110.    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 111.    Separability Clause  . . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 112.    Benefits of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 113.    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 114.    Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 115.    Corporate Obligation . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                             ARTICLE TWO

                                                            SECURITY FORMS

         SECTION 201.    Forms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 202.    Form of Trustee's Certificate of Authentication  . . . . . . . . . . . .
         SECTION 203.    Securities in Global Form  . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 204.    Book-Entry Securities  . . . . . . . . . . . . . . . . . . . . . . . . .

                                                            ARTICLE THREE

                                                            THE SECURITIES

         SECTION 301.    Amount Unlimited; Issuable in Series . . . . . . . . . . . . . . . . . .
         SECTION 302.    Denominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 303.    Execution, Authentication, Delivery and Dating . . . . . . . . . . . . .
         SECTION 304.    Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 305.    Registration, Registration of Transfer and Exchange  . . . . . . . . . .
         SECTION 306.    Mutilated, Destroyed, Lost and Stolen Securities . . . . . . . . . . . .
         SECTION 307.    Payment of Interest; Interest Rights Preserved . . . . . . . . . . . . .
         SECTION 308.    Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 309.    Cancellation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 310.    Computation of Interest  . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 311.    CUSIP Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                             ARTICLE FOUR

                                                       GUARANTEE OF SECURITIES

         SECTION 401.    Unconditional Guarantees . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 402.    Limitation of Guarantor's Liability  . . . . . . . . . . . . . . . . . .
         SECTION 403.    Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





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
         SECTION 404.         Execution and Delivery of Guarantees. . . . . . . . . . . . . . . .
         SECTION 405.         Addition of Guarantors. . . . . . . . . . . . . . . . . . . . . . .
         SECTION 406.         Release of Guarantee. . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 407.         Consent to Jurisdiction and Service of Process. . . . . . . . . . .
         SECTION 408.         Waiver of Immunity. . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 409.         Judgment Currency.  . . . . . . . . . . . . . . . . . . . . . . . .

                                                             ARTICLE FIVE

                                                      SATISFACTION AND DISCHARGE

         SECTION 501.         Satisfaction and Discharge of Indenture . . . . . . . . . . . . . .
         SECTION 502.         Application of Trust Money  . . . . . . . . . . . . . . . . . . . .
         SECTION 503.         Discharge of Liability on Securities of Any Series  . . . . . . . .
         SECTION 504.         Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . .

                                                             ARTICLE SIX

                                                               REMEDIES

         SECTION 601.         Events of Default . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 602.         Acceleration of Maturity; Rescission and Annulment  . . . . . . . .
         SECTION 603.         Collection of Indebtedness and Suits for Enforcement by Trustee . .
         SECTION 604.         Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . .
         SECTION 605.         Trustee May enforce Claims Without Possession of Securities or Coupons  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 606.         Application of Money Collected  . . . . . . . . . . . . . . . . . .
         SECTION 607.         Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 608.         Unconditional Right of Holders to Receive Principal, Premium
                              and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 609.         Restoration of Rights and Remedies  . . . . . . . . . . . . . . . .
         SECTION 610.         Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . .
         SECTION 611.         Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . .
         SECTION 612.         Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 613.         Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . .
         SECTION 614.         Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 615.         Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . . . .

                                                            ARTICLE SEVEN

                                                             THE TRUSTEE

         SECTION 701.         Certain Duties and Responsibilities . . . . . . . . . . . . . . . .
         SECTION 702.         Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 703.         Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . .
         SECTION 704.         Not Responsible for Recitals or Issuance of Securities  . . . . . .
         SECTION 705.         May Hold Securities . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 706.         Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . .





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
         SECTION 707.         Compensation and Reimbursement  . . . . . . . . . . . . . . . . . .
         SECTION 708.         Disqualification; Conflicting Interests . . . . . . . . . . . . . .
         SECTION 709.         Corporate Trustee Required; Eligibility . . . . . . . . . . . . . .
         SECTION 710.         Resignation and Removal; Appointment of Successor . . . . . . . . .
         SECTION 711.         Acceptance of Appointment by Successor  . . . . . . . . . . . . . .
         SECTION 712.         Merger, Conversion, Consolidation or Succession to Business . . . .
         SECTION 713.         Preferential Collection of Claims Against Company . . . . . . . . .
         SECTION 714.         Appointment of Authenticating Agent . . . . . . . . . . . . . . . .

                                                            ARTICLE EIGHT

                                          HOLDER'S LISTS AND REPORTS BY TRUSTEE AND COMPANY

         SECTION 801.         Company to Furnish Trustee Names and Addresses of Holders . . . . .
         SECTION 802.         Preservation of Information; Communications to Holders  . . . . . .
         SECTION 803.         Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 804.         Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . .

                                                             ARTICLE NINE

                                         CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         SECTION 901.         Company May Consolidate, Etc., Only on Certain Terms  . . . . . . .
         SECTION 902.         Successor Person Substituted  . . . . . . . . . . . . . . . . . . .

                                                             ARTICLE TEN

                                                       SUPPLEMENTAL INDENTURES

         SECTION 1001.        Supplemental Indentures Without Consent of Holders  . . . . . . . .
         SECTION 1002.        Supplemental Indentures With Consent of Holders . . . . . . . . . .
         SECTION 1003.        Execution of Supplemental Indentures  . . . . . . . . . . . . . . .
         SECTION 1004.        Effect of Supplemental Indentures . . . . . . . . . . . . . . . . .
         SECTION 1005.        Conformity With Trust Indenture Act . . . . . . . . . . . . . . . .
         SECTION 1006.        Reference in Securities to Supplemental Indentures  . . . . . . . .

                                                            ARTICLE ELEVEN

                                                              COVENANTS

         SECTION 1101.        Payment of Principal, Premium and Interest  . . . . . . . . . . . .
         SECTION 1102.        Maintenance of Office or Agency . . . . . . . . . . . . . . . . . .
         SECTION 1103.        Money for Securities Payments to be Held in Trust . . . . . . . . .
         SECTION 1104.        Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 1105.        Maintenance of Properties . . . . . . . . . . . . . . . . . . . . .
         SECTION 1106.        Limitation on Sale/Leaseback Transactions . . . . . . . . . . . . .
         SECTION 1107.        Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 1108.        Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . .
         SECTION 1109.        Statement by Officers as to Default . . . . . . . . . . . . . . . .
         SECTION 1110.        Waiver of Certain Covenants . . . . . . . . . . . . . . . . . . . .





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
         SECTION 1111.        Additional Amounts  . . . . . . . . . . . . . . . . . . . . . . . .

                                                            ARTICLE TWELVE

                                                       REDEMPTION OF SECURITIES

         SECTION 1201.        Applicability of Article  . . . . . . . . . . . . . . . . . . . . .
         SECTION 1202.        Election to Redeem; Notice to Trustee . . . . . . . . . . . . . . .
         SECTION 1203.        Selection by Trustee of Securities to be Redeemed . . . . . . . . .
         SECTION 1204.        Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 1205.        Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . .
         SECTION 1206.        Securities Payable on Redemption Date . . . . . . . . . . . . . . .
         SECTION 1207.        Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . .
         SECTION 1208.        Purchase of Securities  . . . . . . . . . . . . . . . . . . . . . .

                                                           ARTICLE THIRTEEN

                                                            SINKING FUNDS

         SECTION 1301.        Applicability of Article  . . . . . . . . . . . . . . . . . . . . .
         SECTION 1302.        Satisfaction of Sinking Fund Payments with Securities . . . . . . .
         SECTION 1303.        Redemption of Securities for Sinking Fund . . . . . . . . . . . . .

                                                           ARTICLE FOURTEEN

                                                  MEETINGS OF HOLDERS OF SECURITIES

         SECTION 1401.        Purposes for Which Meetings May Be Called . . . . . . . . . . . . .
         SECTION 1402.        Call, Notice and Place of Meetings  . . . . . . . . . . . . . . . .
         SECTION 1403.        Persons Entitled to Vote at Meetings  . . . . . . . . . . . . . . .
         SECTION 1404.        Quorum Action . . . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 1405.        Determination of Voting Rights; Conduct and Adjournment
                              of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         SECTION 1406.        Counting Votes and Recording Action of Meetings . . . . . . . . . .

                     Union Texas Petroleum Holdings, Inc.

          Reconciliation and Tie Between Trust Indenture Act of 1939 and Indenture, Dated as of ______________


      Section of
    Trust Indenture                                                                        Section(s) of
      Act of 1939                                                                            Indenture
      -----------                                                                            ---------
Section 310  (a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    709
             (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    709
             (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
             (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    708, 710
Section 311  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    713
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    713
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
Section 312  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    801, 802(a)
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    802(b)
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    802(c)
Section 313  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    803(a)
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    803(b)
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    803(c)
             (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    803(d)
Section 314  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    804, 1109
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
             (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    103
             (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    103
             (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
             (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
             (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    103
Section 315  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    701(a)
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    702, 803(a)
             (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    701(b)
             (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    701(c)
             (d)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    701(a)(1)
             (d)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    701(c)(2)
             (d)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    701(c)(3)
             (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    614
Section 316  (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    602, 612
             (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    613
             (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Not Applicable
             (a)(last sentence)   . . . . . . . . . . . . . . . . . . . . . . . . . .    101
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    608
Section 317  (a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    603
             (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    604
             (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1103
Section 318  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    108


Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

         INDENTURE, dated as of _______________, between UNION TEXAS PETROLEUM HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1330 Post Oak Boulevard, Houston, Texas 77056, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association as Trustee (herein called the "Trustee"), the office of the Trustee at which at the date hereof its corporate trust business is principally administered being One First National Plaza, Suite 0126, Chicago, IL 60670-0126.


                            RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

         This Indenture is subject to the provisions of the Trust Indenture Act and the rules and regulations of the Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

         All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.


                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:


                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.     Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation; and

                 (3) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         Certain terms, used principally in Article Seven, are defined in
Section 102.

         "Act," when used with respect to any Holder, has the meaning specified in Section 105.

         "Additional Amounts" means any additional amounts that are required by a Security or by or pursuant to a Board Resolution, under circumstances specified therein or pursuant thereto, to be paid by the Company with respect to certain taxes, assessments or other governmental charges imposed on certain Holders and that are owing to such Holders.

         "Adjusted Net Assets" of a Guarantor at any date means the lesser of
(x) the amount by which the fair value of the property of such Guarantor at such date exceeds the total amount of liabilities, including, without limitation, the probable amount of contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date) of such Guarantor at such date, but excluding liabilities under the Guarantee of such Guarantor, and (y) the amount by which the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of any obligations of such Subsidiary under the Guarantee of such Guarantor), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Attributable Indebtedness", when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Authenticating Agent" means any Person, which may include the Company, authorized by the Trustee to act on behalf of the Trustee pursuant to
Section 714 to authenticate Securities of one or more series.

         "Authorized Agent" has the meaning specified in Section 407.

         "Authorized Newspaper" means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

         "Bearer Security" means any Security in the form established pursuant to Section 201 which is payable to bearer, including, without limitation, unless the context otherwise indicates, a Security in temporary or permanent global bearer form.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Book-Entry Security" has the meaning specified in Section 204.

         "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

         "Capital Stock" of any Person means and includes any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participation or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

         "Capitalized Lease Obligation" of any Person means any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles.

         "CEDEL" or "CEDEL S.A." means Centrale de Livraison de Valeurs Mobilieres S.A., or, if any time after the execution of this instrument, Centrale de Livraison de Valeurs Mobilieres S.A. is not existing and performing the duties now being performed by it, then the successor Person performing such duties.

         "Certification Date" means with respect to Securities of any series
(i) if Bearer Securities of such series are not to be initially represented by a temporary global Security, the date of delivery of the definitive Bearer Security and (ii), if Bearer Securities of such series are initially represented by a temporary global Security, the earlier of (A) the Exchange Date with respect to Securities of such series and (B), if the first Interest Payment Date with respect to Securities of such series is prior to such Exchange Date, such Interest Payment Date.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Depositary" has the meaning specified in Section 304.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Guarantee" has the meaning specified in Section 401.

         "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Consolidated Net Worth" of the Company means the consolidated stockholders' equity of the Company and its Subsidiaries, as determined in accordance with generally accepted accounting principles.

         "Conversion Event" has the meaning specified in Section 601.

         "Corporate Trust Office" means the principal office of the Trustee in the city of Chicago, Illinois, at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is that indicated in the introductory paragraph of this Indenture.

         "coupon" means any interest coupon appertaining to a Bearer Security.

         "Defaulted Interest" has the meaning specified in Section 307.

         "Depositary" means, with respect to the Securities of any series issuable or issued in the form of a global Security, the Person designated as Depositary by the Company pursuant to Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of that series.

         "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

         "Euroclear" means the operator of the Euroclear System.

         "Event of Default" has the meaning specified in Section 601.

         "Exchange Date" has the meaning specified in Section 304.

         "Exchange Rate" has the meaning specified in Section 601.

         "Funded Indebtedness" means all Indebtedness (including Indebtedness incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such Indebtedness is originally incurred.

         "Funding Guarantor" has the meaning specified in Section 403.

         "Guarantee" has the meaning specified in Section 401.

         "Guaranteed Securities" has the meaning specified in Section 301.

         "Guarantor" means (i) each Subsidiary of the Company executing this Indenture, (ii) each Subsidiary of the Company that becomes a guarantor of the Securities pursuant to Section 405, (iii) each Subsidiary of the Company that executes a supplemental indenture in which such Subsidiary agrees to be bound by Article 4 and (iv) any Subsidiary of the Company that is a successor corporation of any Subsidiary of the Company referred to in clauses (i) through
(iii). The term "Guarantor" shall not include any Subsidiary of the Company referred to in clauses (i) through (iv) that shall have been released from its obligations under Article 4 pursuant to Section 406.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or future contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

         "Holder", when used with respect to any Security, means in the case of a Registered Security the Person in whose name the Security is registered in the Security Register and in the case of a Bearer Security the bearer thereof and, when used with respect to any coupon, means the bearer thereof.

         "Indebtedness" of any Person at any date means, without duplication,
(i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit incurred by such Person in the ordinary course of business, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee and (viii) all Hedging Obligations of such Person.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301 and the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument.

         "interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

         "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

         "Issue Date" means the date on which the Securities are originally issued under this Indenture.

         "Joint Venture Indebtedness" means obligations secured by a Lien on the interests of the Company or a Restricted Subsidiary, as the case may be, arising under production sharing contracts or related supply contracts, if such Lien covers ratably the interests of Pertamina, the Indonesian national oil company, and all production sharing contracts thereunder.

         "Judgment Currency" has the meaning specified in Section 409.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including, without limitation, any production payment, advance payment or similar arrangement with respect to minerals in place), whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of this Indenture, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation (other than any Capitalized Lease Obligation relating to any building, structure, equipment or other property used or to be used in the ordinary course of business of the Company and the Restricted Subsidiaries) or other title retention agreement relating to such asset.

         "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Net Proceeds" means, with respect to any Sale/Leaseback Transaction entered into by the Company or any Subsidiary, the aggregate net proceeds received by the Company or such Subsidiary from such Sale/Leaseback Transaction after payment of expenses, taxes, commissions and similar amounts incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt, as determined by the Board of Directors).

         "Non-Recourse Indebtedness" means, at any date, the aggregate amount at such date of Indebtedness of the Company or a Subsidiary in respect of which the recourse of the holder of such Indebtedness, whether direct or indirect and whether contingent or otherwise, is effectively limited to specified assets.

         "Non-U.S. Guarantor" has the meaning specified in Section 407.

         "Officer" means the Chairman, the President, the Treasurer, any Assistant Treasurer, Controller, Secretary, Assistant Secretary or any Vice President of a Person.

         "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, the Controller, the Secretary or an Assistant Treasurer, Assistant Controller or Assistant Secretary, of the Company, and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Company, rendered, if applicable, in accordance with Section 314(c) of the Trust Indenture Act.

         "Ordinary Course Lien" means:


         (a) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on the books of the Company.

         (b) Liens imposed by law, such as carriers', warehousemen's, landlords' and mechanics' liens and other similar liens arising in the ordinary course of business which secure obligations not more than

60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on the books of the Company;

         (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

         (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the ordinary course of business of the Company and the Restricted Subsidiaries;

         (e) Liens arising under operating agreements or similar agreements in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings;

         (f) Liens reserved in oil, gas and/or mineral leases, production sharing contracts and petroleum concession agreements and licenses for bonus or rental payments and for compliance with the terms of such leases, contracts, agreements and licenses;

         (g) Liens pursuant to partnership agreements, oil, gas and/or mineral lease, production sharing contracts, petroleum concession agreements and licenses, farm-out agreements, division orders, contracts for the sale, purchase, exchange, processing or transportation of oil, gas and/or other hydrocarbons, unitization and pooling declarations and agreements, operating agreements, development agreements, area of mutual interest agreements, and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production for the extraction of products therefrom;

         (h) Liens on personal property (excluding the Capital Stock of any Restricted Subsidiary) securing Indebtedness of the Company or any Restricted Subsidiary other than Funded Indebtedness; and

         (i) Liens which secure a judgment or other court-ordered award or settlement as to which the Company has not exhausted its appellate rights.

         "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 602.

         "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                 (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                 (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                 (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether a quorum is present at a meeting of Holders of Securities, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 602, (b) the principal amount of a Security denominated in a foreign currency shall be the U.S. dollar equivalent, determined by the Company on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in (a) above), of such Security and (c) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "Pari Passu Indebtedness" means any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Securities.

         "Paying Agent" means any Person, which may include the Company, authorized by the Company to pay the principal of (and premium, if any) or interest on any one or more series of Securities on behalf of the Company.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified in accordance with Section 301 subject to the provisions of Section 1102.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains, shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which a mutilated, destroyed, lost or stolen coupon appertains, as the case may be.

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Registered Security" means any Security in the form established pursuant to Section 201 which is registered in the Security Register.

         "Regular Record Date" for the interest payable on any Interest Payment Date on the Registered Securities of any series means the date specified for that purpose as contemplated by Section 301, or, if not so specified, the last day of the calendar month preceding such Interest Payment Date if such Interest Payment Date is the fifteenth day of the calendar month or the fifteenth day of the calendar month preceding such Interest Payment Date if such Interest Payment Date is the first date of a calendar month, whether or not such day shall be a Business Day.

         "Required Currency" has the meaning specified in Section 606.

         "Responsible Officer", when used with respect to the Trustee, means the Chairman or any Vice Chairman of the Board of Directors, the Chairman or any Vice Chairman of the Executive Committee of the Board of Directors, the Chairman of the Trust Committee, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller or any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Subsidiary" means (i) each Subsidiary of the Company executing this Indenture, (ii) Union Texas Petroleum Limited so long as it is a Subsidiary of the Company and (iii) any Subsidiary of the Company that is a successor corporation of any Subsidiary of the Company referred to in clauses
(i) and (ii). The status of any Subsidiary of the Company as a Restricted Subsidiary shall continue, irrespective of any release of any Guarantee provided by such Subsidiary under Article 4, so long as it is a Subsidiary of the Company.

         "Sale/Leaseback Transaction" has the meaning specified in Section 1106.

         "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities and any Guaranteed Securities authenticated and delivered under this Indenture.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

         "Special Record Date" for the payment of any Defaulted Interest on the Registered Securities of any series means a date fixed by the Trustee pursuant to Section 307.

         "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

         "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 1005.

         "United States" means the United States of America (including the States and the District of Columbia) and its "possessions", which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

         "United States Alien" means any Person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien or foreign fiduciary of an estate or trust, or a foreign partnership.

         "U.S. Government Obligations" has the meaning specified in Section 501.

         "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         "Wholly Owned Subsidiary" means a corporation all the outstanding voting stock (other than any directors' qualifying shares) of which is owned, directly or indirectly, by the Company or by one or more other Wholly Owned Subsidiaries, or by the Company and one or more other Wholly Owned Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Yield to Maturity", when used with respect to any Original Issue Discount Security, means the yield to maturity, if any, set forth on the face thereof.

SECTION 102.     Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

         "Bankruptcy Act" means the Bankruptcy Act or Title 11 of the United States Code.

         "indenture securities" means the Securities.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company or any other obligor on the Securities.

         All the other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act and not otherwise defined herein have the meanings assigned to them therein.

SECTION 103.     Compliance Certificates and Opinions.

         Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any (including any covenants the compliance with which constitutes a condition precedent), provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any (including any covenants the compliance with which constitutes a condition precedent), have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

                 (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 104.     Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 105.     Acts of Holders; Record Dates.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given by Holders of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at a meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Thirteen, or a combination of such instruments and any such records. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are deliverable to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding of any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 701) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1406.

         The Company may set in advance a record date for purposes of determining the identity of Holders of Registered Securities entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation. If a record date is fixed, those Persons who were Holders of Outstanding Registered Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled with respect to such Securities to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice thereof to be given to the Trustee in writing in the manner provided in Section 106 and to the relevant Holders as set forth in Section 107.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The principal amount and serial numbers of Registered Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

         (d) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate bearing a later date issued in respect of the same Bearer Security is produced,
(2) such Bearer Security is produced to the Trustee by some other Person, (3) such Bearer Security is surrendered in exchange for a Registered Security, or
(4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner which the Trustee deems sufficient.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security. Any Holder or subsequent Holder may revoke the request, demand, authorization, direction, notice, consent or other Act as to his Security or portion of his Security; provided, however, that such revocation shall be effective only if the Trustee receives the notice of revocation before the date the Act becomes effective.

SECTION 106.     Notices, Etc., to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
         Attention: Corporate Trust Services Division or

                 (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it (a) in the case of Registered Securities, at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: General Counsel; and (b) in the case of Bearer Securities, at the address of an office or agency located outside the United States maintained by the Company in accordance with Section 1002.

SECTION 107.     Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) (i) to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice and (ii) to Holders of Bearer Securities if published in an Authorized Newspaper in the City of New York and London or other capital city in Western Europe and in such other city or cities as may be specified in such Bearer Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.

         In case by reason of the suspension of regular mail service, or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case in which notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a Registered Security, shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.

         In case by reason of the suspension of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be made with the approval of the Trustee for such Securities shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice to Holders of Registered Securities given as provided herein.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 108.     Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the former provision shall be deemed to apply to this Indenture as so modified or to be excluded.

SECTION 109.     Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 110.     Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 111.     Separability Clause.

         In case any provision in this Indenture or in the Securities (or any coupon appertaining thereto) shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 112.     Benefits of Indenture.

         Nothing in this Indenture or in the Securities (or any coupon appertaining thereto), express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent, Paying Agent and Security Registrar, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 113.     Governing Law.

         THIS INDENTURE AND THE SECURITIES (OR ANY COUPON APPERTAINING THERETO) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 114.     Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities or coupons appertaining thereto) payment of principal and interest (and premium and Additional Amounts, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 115.     Corporate Obligation.

         No recourse may be taken, directly or indirectly, against any incorporator, subscriber to the capital stock, stockholder, officer, director or employee of the Company or the Trustee or of any predecessor or successor of the Company or the Trustee with respect to the Company's obligations on the Securities or any coupons appertaining thereto or the obligations of the Company or the Trustee under this Indenture or any certificate or other writing delivered in connection herewith.


                                  ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.     Forms Generally.

         The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons appertaining thereto shall be in substantially such form or forms (including temporary or permanent global form) as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities or coupons appertaining thereto, as evidenced by their execution of the Securities or coupons appertaining thereto. If temporary Securities of any series are issued in global form as permitted by Section 304, the form thereof shall be established as provided in the preceding sentence. A copy of the Board Resolution establishing the form or forms of Securities or coupons appertaining thereto of any series (or any such temporary global Security) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities (or any such temporary global Security) or coupons appertaining thereto.

         Unless otherwise specified as contemplated by Section 301, Bearer Securities shall have interest coupons appertaining thereto attached.

         The definitive Securities and coupons appertaining thereto, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or coupons appertaining thereto, as evidenced by their execution thereof.

SECTION 202.     Form of Trustee's Certificate of Authentication.

         The Trustee's certificate of authentication shall be in substantially the following form:

                 "This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        The First National Bank of Chicago
                                                  as Trustee


                                        By___________________________________
                                                  Authorized Signatory".

SECTION 203.     Securities in Global Form.

         If Securities of a series are issuable in global form, as contemplated by Section 301, then, notwithstanding clause (10) of Section 301 and the provisions of Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified in such Security or in a Company Order to be delivered to the Trustee pursuant to
Section 303 or Section 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Security or in the applicable Company Order. If a Company Order pursuant to Section 303 or 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 103 and need not be accompanied by an Opinion of Counsel.

         The provisions of the last sentence of Section 303 shall apply to any Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Security in global form together with written instructions (which need not comply with Section 103 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

         Notwithstanding the provisions of Sections 201 and 307, unless otherwise specified as contemplated by Section 301, payment of principal of (and premium, if any) and interest on any Security in permanent global form shall be made to the Person or Persons specified therein.

         Notwithstanding the provisions of Section 308 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company or of the Trustee shall treat a Person as the Holder of such principal amount of Outstanding Securities represented by a global Security as shall be specified in a written statement, if any, of the Holder of such global Security or, in the case of a global Bearer Security, of Euroclear or CEDEL S.A., which is produced to the Security Registrar by such Holder, Euroclear or CEDEL S.A., as the case may be.

         Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Permanent global Securities will be issued in definitive form.

SECTION 204.     Book-Entry Securities.

         Notwithstanding any provision of this Indenture to the contrary:

         (a) At the discretion of the Company, any Registered Security may be issued from time to time, in whole or in part, in permanent global form registered in the name of a Depositary, or its nominee. Each such Registered Security in permanent global form is hereafter referred to as a "Book-Entry Security". Upon such election, the Company shall execute, and the Trustee or an Authenticating Agent shall authenticate and deliver, one or more Book-Entry Securities that (i) are denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series, (ii) are registered in the name of the Depositary or its nominee, (iii) are delivered by the Trustee or an Authenticating Agent to the Depositary or pursuant to the Depositary's instructions and (iv) bear a legend in substantially the following form (or such other form as the Depositary and the Company may agree upon):

                 UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY], TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [NOMINEE OF THE DEPOSITARY] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY] (AND ANY PAYMENT IS MADE TO [NOMINEE OF THE DEPOSITARY] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [NOMINEE OF THE DEPOSITARY], HAS AN INTEREST HEREIN.

         (b) Any Book-Entry Security shall be initially executed and delivered as provided in Section 303. Notwithstanding any other provision of this Indenture, unless and until it is exchanged in whole or in part for Registered Securities not issued in global form, a Book-Entry Security may not be transferred except as a whole by the Depositary to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (c) If at any time the Depositary notifies the Company or the Trustee that it is unwilling or unable to continue as Depositary for any Book-Entry Securities, the Company shall appoint a successor Depositary, whereupon the retiring Depositary shall surrender or cause the surrender of its Book-Entry Security or Securities to the Trustee. The Trustee shall promptly notify the Company upon receipt of such notice. If a successor Depositary has not been so appointed by the effective date of the resignation of the Depositary, the Book-Entry Securities will be issued as Registered Securities not issued in global form, in an aggregate principal amount equal to the principal amount of the Book-Entry Security or Securities theretofore held by the Depositary.

         The Company may at any time and in its sole discretion determine that the Securities shall no longer be Book-Entry Securities represented by a global certificate or certificates, and will so notify the Depositary. Upon receipt of such notice, the Depositary shall promptly surrender or cause the surrender of its Book-Entry Security or Securities to the Trustee. Concurrently therewith, Registered Securities not issued in global form will be issued in an aggregate principal amount equal to the principal amount of the Book-Entry Security or Securities theretofore held by the Depositary.

         Upon any exchange of Book-Entry Securities for Registered Securities not issued in global form as set forth in this Section 204(c), such Book-Entry Securities shall be cancelled by the Trustee, and Securities issued in exchange for such Book-Entry Securities pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Book-Entry Securities, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee or any Authenticating Agent shall deliver such Securities to the persons in whose names such Securities are so registered.

         (d) The Company and the Trustee shall be entitled to treat the Person in whose name any Book-Entry Security is registered as the Holder thereof for all purposes of the Indenture and any applicable laws, notwithstanding any notice to the contrary received by the Trustee or the Company; and the Trustee and the Company shall have no responsibility for transmitting payments to, communication with, notifying, or otherwise dealing with any beneficial owners of any Book-Entry Security. Neither the Company nor the Trustee shall have any responsibility or obligations, legal or otherwise, to the beneficial owners or to any other party including the Depositary, except for the Holder of any Book-Entry Security, provided, however, notwithstanding anything herein to the contrary, (i) for the purposes of determining whether the requisite principal amount of Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver, instruction or other action hereunder as of any date, the Trustee shall treat any Person specified in a written statement of the Depositary with respect to any Book-Entry Securities as the Holder of the principal amount of such Securities set forth therein and (ii) nothing herein shall prevent the Company, the Trustee, or any agent of the Company or Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary with respect to any Book-Entry Securities, or impair, as between a Depositary and holders of beneficial interests in such Securities, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of such Securities.

         (e) So long as any Book-Entry Security is registered in the name of a Depositary or its nominee, all payments of the principal of (and premium, if any) and interest on such Book-Entry Security and redemption thereof and all notices with respect to such Book-Entry Security shall be made and given, respectively, in the manner provided in the arrangements of the Company with such Depositary.


                                 ARTICLE THREE

                                 THE SECURITIES

SECTION 301.     Amount Unlimited; Issuable in Series.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

         The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

                 (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

                 (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1207);

                 (3) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities or both, whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form, as Book-Entry Securities or otherwise, with or without coupons appertaining thereto and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and the Depositary for any global Security or Securities;

                 (4) the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature and the extent to which, or the manner in which, any interest payable on a temporary global Security on any Interest Payment Date will be paid if other than in the manner provided in Section 304;

                 (5) the date or dates on which the principal of (and premium, if any, on) the Securities of the series is payable or the method of determination thereof;

                 (6) the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, whether and under what circumstances Additional Amounts with respect to such Securities shall be payable, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and, if other than as set forth in
         Section 101, the Regular Record Date for the interest payable on any Registered Securities on any Interest Payment Date;

                 (7) the place or places where, subject to the provisions of Section 1102, the principal of (and premium, if any), any interest on and any Additional Amounts with respect to the Securities of the series shall be payable;

                 (8) the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and the manner in which the Company must exercise any such option;

                 (9) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which, Securities of the series shall be redeemed or purchased in whole or in part pursuant to such obligation;

                 (10) the denomination in which any Registered Securities of that series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination in which any Bearer Securities of that series shall be issuable, if other than the denomination of $5,000;

                 (11) the currency or currencies (including composite currencies) in which payment of the principal of (and premium, if any), any interest on and any Additional Amounts with respect to the Securities of the series shall be payable if other than the currency of the United States of America;

                 (12) if the principal of (and premium, if any) or interest on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies (including composite currencies) other than that in which the Securities are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal of (and premium, if any) and interest on, and any Additional Amounts with respect to, Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

                 (13) if the amount of payments of principal of (and premium, if any), any interest on and any Additional Amounts with respect to the Securities of the series may be determined with reference to any commodities, currencies or indices, or values, rates or prices, the manner in which such amounts shall be determined;

                 (14) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 602;

                 (15) any additional means of satisfaction and discharge of this Indenture with respect to Securities of the series pursuant to
         Section 501, any additional conditions to discharge pursuant to
         Section 501 or 503 and the application, if any, of Section 503;

                 (16) any deletions or modifications of or additions to the Events of Default set forth in Section 601 or covenants of the Company set forth in Article Ten pertaining to the Securities of the series; and

                 (17) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

         All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

         At the option of the Company, interest on the Registered Securities of any series that bears interest may be paid by mailing a check to the address of any Holder as such address shall appear in the Security Register.

         If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action together with such Board Resolution shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

         At the direction of the Company and the Guarantors, the Securities of any series may be guaranteed (the "Guaranteed Securities").

SECTION 302.     Denominations.

         The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 301. In the absence of any such provisions with respect to the Securities of any series, the Registered Securities of such series denominated in Dollars shall be issuable in denominations of $1,000 and any integral multiple thereof and any Bearer Securities of such series denominated in Dollars shall be issuable in the denominations of $5,000 and any integral multiple thereof. Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, any Securities of a series denominated in a currency other than Dollars shall be issuable in denominations that are the equivalent, as determined by the Company by reference to the noon buying rate in The City of New York for cable transfers for such currency, as such rate is reported or otherwise made available by the Federal Reserve Bank of New York, on the applicable issue date for such Securities, of $1,000 and any integral multiple thereof.

SECTION  303.    Execution, Authentication, Delivery and Dating.

         The Securities shall be executed on behalf of the Company by its Chairman, its President, its Treasurer or one of its Vice Presidents, under its corporate seal, which may be in facsimile form, reproduced thereon or affixed thereto and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Chairman, President, Treasurer or any Vice President of the Company.

         Securities and coupons appertaining thereto bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or coupons.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise; provided, however, that, in connection with its sale, during the "restricted period" (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations), no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided, further, that a Bearer Security may (other than a temporary global security in bearer form delivered as provided in Section 304) be delivered outside the United States in connection with its original issuance and only if the Person entitled to receive such Bearer Security shall have furnished a certificate in the form set forth in Exhibit A to this Indenture, or in such other form of certificate as shall contain information then required by federal income tax laws and, if applicable, federal securities laws, dated no earlier than the Certification Date. If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and
Section 304, the notation
of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary global Security shall be deemed to be delivery in connection with sale, during the "restricted period" (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations) of such beneficial owner's interest in such permanent global Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

         If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section
701) shall be fully protected in relying upon, an Opinion of Counsel stating,

                 (a) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

                 (b) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

                 (c) that such Securities, together with any coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforcement is subject to the effect of
         (i) bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

         Each Registered Security shall be dated the date of its authentication; and each Bearer Security shall be dated as of the date of issuance of the first Bearer Security of such series to be issued.

         No Security or coupon or coupons appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security, or the Security to which such coupon appertains, a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 103 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION  304.    Temporary Securities.

         Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more coupons appertaining thereto or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of any series issuable as Bearer Securities, such temporary Securities may be in global form. A temporary Bearer Security shall be delivered only in compliance with the conditions set forth in Section 303.

         Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series; provided, however that no Bearer Security shall be issued in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer Security (including interests in a permanent global Security) shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 303.

         Any temporary global Bearer Security and any permanent global Bearer Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the "Common Depositary") for the benefit of Euroclear and CEDEL S.A. for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

         Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Bearer Security of a series (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities of that series in aggregate principal amount equal to the principal amount of such temporary global Bearer Security, executed by the Company. On or after the Exchange Date such temporary global Bearer Security shall be surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities of that series without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Bearer Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Bearer Security to be exchanged; provided, however, that unless otherwise specified in such temporary global Bearer Security, no such definitive Securities shall be delivered unless, upon such presentation by the Common Depositary, such temporary global

Bearer Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary global Bearer Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL S.A. as to the portion of such temporary global Bearer Security held for its account then to be exchanged, each in the form set forth in Exhibit B to this Indenture. The definitive Securities to be delivered in exchange for any such temporary global Bearer Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and if any combination thereof is so specified, as requested by the beneficial owner thereof.

         Unless otherwise specified in the temporary global Bearer Security, the interest of a beneficial owner of Securities of a series in a temporary global Bearer Security shall be exchanged on or after the Exchange Date for definitive Securities (and where the form of the definitive Securities is not specified by the Holder for an interest in a permanent global Security) of the same series and of like tenor upon delivery by such beneficial owner to Euroclear or CEDEL S.A., as the case may be, of a certificate in the form set forth in Exhibit A to this Indenture dated no earlier than the Certification Date, copies of which certificate shall be available from the offices of Euroclear and CEDEL S.A., the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Bearer Security, any exchange shall be made free of charge to the beneficial owners of such temporary global Bearer Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euroclear or CEDEL S.A. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Bearer Security shall be delivered only outside the United States.

         All Outstanding temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Bearer Security on an Interest Payment Date for Securities of such series shall be payable to Euroclear and CEDEL S.A. on such Interest Payment Date upon delivery by Euroclear and CEDEL S.A. to the Trustee of a certificate or certificates in the form set forth in Exhibit B to this Indenture, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Bearer Security on such Interest Payment Date and who have each delivered to Euroclear or CEDEL S.A., as the case may be, a certificate in the form set forth in Exhibit A to this Indenture. Any interest so received by Euroclear or CEDEL S.A. and not paid as herein provided shall be returned to the Trustee immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 1103.

SECTION  305.    Registration, Registration of Transfer and Exchange.

         The Company shall cause to be kept for each series of Securities at one of the offices or agencies maintained pursuant to Section 1102 a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities of such series. The Trustee is hereby initially appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Registered Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount.

         At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. A Holder of Registered Securities cannot have Bearer Securities issued in exchange for such Registered Securities.

         At the option of the Holder of Bearer Securities of any series, such Bearer Securities may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive from the Company the amount of such payment; provided, however, that, except as otherwise provided in Section 1102, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

         Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent global Security shall be exchangeable only as provided in this paragraph. If the beneficial owners of interests in a permanent global Security are entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities of that series in an aggregate principal amount equal to the principal amount of such permanent global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered from time to time in accordance with instructions given to the Trustee and the Common Depositary (which instructions shall be in writing but need not comply with Section 103 or be accompanied by an Opinion of Counsel) by the Common Depositary or such other depositary or Common Depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or in part, for definitive Securities of the same series without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, a like aggregate principal amount of other definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which, unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as specified as contemplated by Section 301, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of that series is to be redeemed and ending on the relevant Redemption Date; and provided, further, that no Bearer Security delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States. Promptly following any such exchange in part, such permanent global Security shall be returned by the Trustee to the Common Depositary or such other depositary or Common Depositary referred to above in accordance with the instructions of the Company referred to above. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date; or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchange pursuant to Section 304, 906 or 1207 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, except that if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption.

SECTION  306.    Mutilated, Destroyed, Lost and Stolen Securities.

         If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon appertaining thereto and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

         In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security; provided, however, that the principal of and any premium and interest on Bearer Securities shall, except as otherwise provided in Section 1102, be payable only at an office or agency located outside the United States.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee connected therewith).

         Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for a Security to which a destroyed, lost or stolen coupon appertains shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupons shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

SECTION  307.    Payment of Interest; Interest Rights Preserved.

         Interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Interest on any Bearer Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the bearer of the applicable coupon appertaining to such Bearer Security. Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the option of the Company (i) in the case of Registered Securities, by check mailed or delivered to the address of any Person entitled thereto as such address shall appear in the Security Register, or (ii) in the case of Bearer Securities, except as otherwise provided in Section 1002, upon presentation and surrender of the appropriate coupon appertaining thereto at an office or agency of the Company in a Place of Payment located outside the United States or by transfer to an account maintained by the payee with a bank located outside the United States.

         Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                 (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture, upon registration of transfer of, in exchange for or in lieu of, any other Security, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION  308.    Persons Deemed Owners.

                 Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Registered Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                 Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION  309.    Cancellation.

                 All Securities and coupons surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Registered Securities and matured coupons so delivered shall be promptly cancelled by the Trustee. All Bearer Securities and unmatured coupons so delivered shall be held by the Trustee and, upon instruction by a Company Order, shall be cancelled or held for reissuance. Bearer Securities and unmatured coupons held for reissuance may be reissued only in replacement of mutilated, lost, stolen or destroyed Bearer Securities of the same series and like tenor or the related coupons pursuant to Section
306. All Bearer Securities and unmatured coupons held by the Trustee pending such cancellation or reissuance shall be deemed to be delivered to the Trustee for all purposes of this Indenture and the Securities. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as
expressly permitted by this Indenture.   All cancelled Securities held
by the Trustee shall be disposed of as directed by a Company Order; provided that the Trustee shall not be required to destroy such Securities.

         In the case of any temporary global Bearer Security, which shall be disposed of if the entire aggregate principal amount of the Securities represented thereby has been exchanged, the certificate of disposition shall state that all certificates required pursuant to Section 304 hereof, substantially in the form of Exhibit B hereto, to be given by Euroclear or CEDEL S.A., have been duly presented to the Trustee for such Securities by Euroclear or CEDEL S.A., as the case may be. Permanent global Securities shall not be disposed of until exchanged in full for definitive Securities or until payment thereon is made in full.

SECTION  310.    Computation of Interest.

         Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a year of twelve 30-day months.

SECTION  311.    CUSIP Numbers.

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                  ARTICLE FOUR

                            GUARANTEE OF SECURITIES

SECTION 401.     Unconditional Guarantees.

         (a) For value received, (i) the Guarantors, jointly and severally, hereby fully, unconditionally and absolutely guarantee (the "Guarantees") to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Guaranteed Securities and all other amounts due and payable under this Indenture and the Guaranteed Securities by the Company, and (ii) the Company hereby fully, unconditionally and absolutely guarantees (the "Company Guarantee") to the Holders and to the Trustee the obligations of the Guarantors described in clause (i), each when and as such principal, premium, if any, and interest shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Guaranteed Securities and this Indenture.

         (b) Failing payment when due of any amount guaranteed pursuant to the Guarantees, for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantee hereunder is intended to be a general, unsecured, senior obligation of each Guarantor and will rank pari passu in right of payment with all Indebtedness of each such Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantee of such Guarantor. Each of the Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Guaranteed Securities, the Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Guaranteed Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Guaranteed Securities, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 607, by the Holders, on the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce the Guarantees without first proceeding against the Company.

         (c) Failing payment of the Guarantees, for whatever reason, the Company will be obligated to pay, or to perform or cause the performance of, the same immediately. The Company Guarantee is intended to be a general, unsecured, senior obligation of the Company and will rank pari passu in right of payment with all Indebtedness of the Company that is not, by its terms, expressly subordinated in right of payment to the Company Guarantee. The Company hereby agrees that its obligations under the Company Guarantee shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Guaranteed Securities, the Guarantees, the Company Guarantee or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Guaranteed Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Company.

         (d)     The obligations of each Guarantor and the Company under this
Article 4 shall be as aforesaid full, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or any Guarantor contained in the Guaranteed Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, any Guarantor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable bankruptcy law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Company, any Guarantor or the Trustee of any rights or remedies under the Guaranteed Securities or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Guaranteed Securities, including all or any part of the rights of the Company or any Guarantor under this Indenture, (v) the extension of the time for payment by the Company or any Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Guaranteed Securities or this Indenture or of the time for performance by the Company or any Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or any Guarantor set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or any of the Guarantors or any of their respective assets, or the disaffirmance of the Guaranteed Securities, the Guarantees, the Company Guarantee or this Indenture in any such proceeding, (viii) the release or discharge of the Company or any Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of the Guaranteed Securities, the Guarantees, the Company Guarantee or this Indenture or (x) any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

         (e) The Guarantors and the Company each hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or a Guarantor, and all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantees or the Company Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantees or the Company Guarantee without notice to them and (iii) covenants that its Guarantee or the Company Guarantee, as the case may be, will not be discharged except by complete performance of the Guarantees or the Company Guarantee, as the case may be. Each Guarantor and the Company further agrees that if at any time all or any part of any payment theretofore applied by any Person to any Guarantee or the Company Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Company or any Guarantor, such Guarantee or the Company Guarantee, as the case may be, shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantees or the Company Guarantee, as the case may be, shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

         (f) Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture, provided, however, that no Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Guaranteed Securities and the Guarantees shall have been paid in full or discharged.

         (g) A director, officer, employee or stockholder, as such, of any Guarantor shall not have any liability for any obligations of such Guarantor under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

SECTION 402.     Limitation of Guarantor's Liability.

         Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 403, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law.

SECTION 403.     Contribution.

         In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Company's obligations with respect to the Guaranteed Securities or any other Guarantor's obligations with respect to its Guarantee.

SECTION 404.     Execution and Delivery of Guarantees.

         To further evidence the Guarantees set forth in Section 401, each Guarantor hereby agrees that a notation relating to such Guarantees shall be endorsed on each Guaranteed Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of two Officers of each Guarantor.

         Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 401 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation relating to such Guarantee.

         If an Officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

         The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 405.     Addition of Guarantors.

         (a) If any Subsidiary of the Company guarantees any Funded Indebtedness of the Company other than the Guaranteed Securities at any time subsequent to the Issue Date (including, without limitation, following any release of such Subsidiary pursuant to Section 406 from any Guarantee previously provided by it under this Article 4), then the Company shall (i) cause the Guaranteed Securities to be equally and ratably guaranteed by such Subsidiary, but only to the extent that the Guaranteed Securities are not already guaranteed by such Subsidiary on reasonably comparable terms and (ii) cause such Subsidiary to execute and deliver a supplemental indenture evidencing its provision of a Guarantee in accordance with clause (b) below.

         (b) Any Person that was not a Guarantor on the Issue Date may become a Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor and (ii) an Opinion of Counsel and Officers' Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion and provided that no opinion need be rendered concerning the enforceability of the Guarantee).

SECTION 406.     Release of Guarantee.

         Notwithstanding anything to the contrary in this Article 4, in the event that any Guarantor shall no longer be a guarantor of any Funded Indebtedness of the Company other than the Guaranteed Securities, and so long as no default or Event of Default shall have occurred or be continuing, such

Guarantor, upon giving notice to the Trustee to the foregoing effect, shall be deemed to be released from all of its obligations under this Indenture and the Guarantee of such Guarantor shall be of no further force or effect. Following the receipt by the Trustee of any such notice, the Company shall cause this Indenture to be amended as provided in Section 1001; provided, however, that the failure to so amend this Indenture shall not affect the validity of the termination of the Guarantee of such Guarantor.

SECTION 407.     Consent to Jurisdiction and Service of Process.

         Each Guarantor that is not organized under the laws of the United States (including the States and the District of Columbia) (each a "Non-U.S. Guarantor") hereby appoints the principal office of CT Corporation System in The City of New York which, on the date hereof, is located at 1633 Broadway, New York, New York 10019, as the authorized agent thereof (the "Authorized Agent") upon whom process may be served in any action, suit or proceeding arising out of or based on this Indenture or the Guaranteed Securities which may be instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in either case in The Borough of Manhattan, The City of New York, by the Holder of any Security, and each Non-U.S. Guarantor hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and expressly and irrevocably accepts and submits, for the benefit of the Holders from time to time of the Guaranteed Securities, to the nonexclusive jurisdiction of any such court in respect of any such action, suit or proceeding, for itself and with respect to its properties, revenues, and assets. Such appointment shall be irrevocable unless and until the appointment of a successor authorized agent for such purpose, and such successor's acceptance of such appointment, shall have occurred. Each Non-U.S. Guarantor agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent with respect to any such action shall be deemed, in every respect, effective service of process upon any such Non-U.S. Guarantor. Notwithstanding the foregoing, any action against any Non-U.S. Guarantor arising out of or based on any Security may also be instituted by the Holder of such Security in any court in the jurisdiction of any such court in any such action. The Company shall require the Authorized Agent to agree in writing to accept the foregoing appointment as agent for service of process.

SECTION 408.     Waiver of Immunity.

         To the extent that any Non-U.S. Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or the Guaranteed Securities, such Non-U.S. Guarantor, to the maximum extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 409.     Judgment Currency.

         Each Non-U.S. Guarantor agrees to indemnify the Trustee and each Holder against any loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such Holder on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by the Trustee or such Holder. The foregoing indemnity shall constitute a separate and independent obligation of each Non-U.S. Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange in connection with the purchase of, or conversion into, United States dollars.


                                  ARTICLE FIVE

                           SATISFACTION AND DISCHARGE

SECTION  501.    Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect with respect to Securities of a series, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to Securities of such series, when

                 (1)      either

                          (a) all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305, (ii) Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (iii) coupons appertaining to Bearer Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in
         Section 1106, and (iv) Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                          (b) with respect to all Outstanding Securities of such series and any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation, the Company has deposited or caused to be deposited with the Trustee as trust funds, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, for the purpose money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as will, together with the income to accrue thereon, without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all Outstanding Securities of such series and coupons appertaining thereto not theretofore delivered to the Trustee for cancellation for principal (and premium and Additional Amounts, if any) and interest to the

         Stated Maturity or any Redemption Date contemplated by the penultimate paragraph of this Section, as the case may be; or

                           (c) the Company has properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 301, to be applicable to the Securities of such series;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series;

                  (3) the Company has complied with any other conditions specified pursuant to Section 301 to be applicable to the discharge of Securities of such series pursuant to this Section 501;

                  (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Outstanding Securities of such series have been complied with;

                  (5) if the conditions set forth in Section 501(1)(a) have not been satisfied, and unless otherwise specified pursuant to
         Section 301 for the Securities of such series, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, satisfaction and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit, satisfaction and discharge had not occurred; and

                  (6) no default or Event of Default with respect to the Securities of such issue shall have occurred and be continuing on the date of such deposit or, in so far as clause (5) or (6) of Section 601 is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

         For the purposes of this Indenture, "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations the payment of principal of and interest on which is guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, or beneficial interests in a trust the corpus of which consists exclusively of money or such obligations or a combination thereof.

         If any Outstanding Securities of such series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the trust agreement referred to in subclause (b) of clause (1) of this Section shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

         Notwithstanding the satisfaction and discharge of this Indenture with respect to the Outstanding Securities of such series pursuant to this
Section 501, the obligations of the Company to the Trustee under Section 707, the obligations of the Trustee to any Authenticating Agent under Section 714 and, except for a discharge pursuant to subclause (A) of clause (1) of this Section, the obligations of the Company under Sections 305, 306, 504, 710(e), 701, 1101 and 1102 and the obligations of the Trustee under Section 502 and the last paragraph of Section 1103 shall survive.

SECTION 502.      Application of Trust Money.

        Subject to the provisions of the last paragraph of Section 1103, all money deposited with the Trustee pursuant to Section 501 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest and Additional Amounts for the payment of which such money has been deposited with the Trustee.

SECTION 503.      Discharge of Liability on Securities of Any Series.

        If this Section is specified, as contemplated by Section 301, to be applicable to Securities of any series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of such series, the obligation of the Company under this Indenture and the Securities of such series to pay the principal of (and premium, if any) and interest on Securities of such series, and any coupon appertaining thereto, shall cease, terminate and be completely discharged and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharge, when

                  (1)      the Company has complied with the provisions of
         Section 501 of this Indenture (other than any additional conditions specified pursuant to Sections 301 and 501(3) and except that the opinion referred to in Section 501(5) shall state that it is based on a ruling by the Internal Revenue Service or other change since the date hereof under applicable federal income tax law) with respect to all Outstanding Securities of such series,

                  (2) the Company has delivered to the Trustee a Company Request requesting such satisfaction and discharge,

                  (3) the Company has complied with any other conditions specified pursuant to Section 301 to be applicable to the discharge of Securities of such series pursuant to this Section 503, and

                  (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the discharge of the indebtedness on the Outstanding Securities of such series have been complied with.

         Upon the satisfaction of the conditions set forth in this Section with respect to all the Outstanding Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company; provided that, the Company shall not be discharged from any payment obligations in respect of Securities of such series which are deemed not to be Outstanding under clause (iii) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law or pursuant to Section 305 or 306.

SECTION 504.      Reinstatement.

        If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations deposited with respect to Securities of any series in accordance with Section 501 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture with respect to the Securities of such series and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 501 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 501; provided, however, that if the Company has made any payment of principal of (or premium, if any), or interest on and any Additional Amounts with respect to any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE SIX

                                    REMEDIES

SECTION 601.      Events of Default.

        "Event of Default", wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless it is either inapplicable to a particular series or it is specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution establishing such series of Securities, or in the form of Security for such series:

                  (1) default in the payment of any interest or any Additional Amounts upon any Security of that series when such interest or Additional Amounts become due and payable, and continuance of such default for a period of 30 days; or

                  (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

                  (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

                  (4) default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or
         (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (6) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it, of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

                  (7) any default shall occur which results in the acceleration of the maturity of any Indebtedness of the Company or any Restricted Subsidiary (other than the Securities or any Non-Recourse Indebtedness) having an outstanding principal amount of $20 million or more individually or, taken together with all other such Indebtedness that has been so accelerated, in the aggregate; or any default shall occur in the payment of any principal or interest in respect of any Indebtedness of the Company or any Restricted Subsidiary (other than the Securities or any Non-Recourse Indebtedness) having an outstanding principal amount of $20 million or more individually or, taken together with all other such Indebtedness with respect to which any such payment has not been made, in the aggregate and such default shall be continuing for a period of 30 days without the Company or such Restricted Subsidiary, as the case may be, effecting a cure of such default.

         Notwithstanding the foregoing provisions of this Section 601, if the principal of (and premium, if any) or any interest on, or Additional Amounts with respect to, any Security is payable in a currency or currencies (including a composite currency) other than Dollars and such currency (or currencies) is (or are) not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company (a "Conversion Event"), the Company will be entitled to satisfy its obligations to Holders of the Securities by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by the Company by reference to the noon buying rate in The City of New York for cable transfers for such currency ("Exchange Rate"), as such Exchange Rate is certified for customs purposes by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this

Section 601, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under this Indenture.

         Promptly after the occurrence of a Conversion Event, the Company shall give written notice thereof to the Trustee; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in
Section 106 to the Holders. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the Company shall give notice in the manner provided in Section 106 to the Holders, setting forth the applicable Exchange Rate and describing the calculation of such payments.

SECTION 602.      Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default with respect to any Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of (i) the series affected by such default (in the case of an Event of Default described in clause (1), (2), (3) or (7) of Section 601) or (ii) all series of Securities (subject to the immediately following sentence, in the case of other Events of Default) may declare the principal amount (or, if any such Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of the series affected by such default or all series, as the case may be, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default described in clause (5) or
(6) of Section 601 shall occur, the principal amount of the Outstanding Securities of all series ipso facto shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         At any time after such a declaration of acceleration with respect to Securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series (or of all series, as the case may be), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                           (a) all overdue interest on, and any Additional Amounts with respect to, all Securities of that series (or of all series, as the case may be) and any coupons appertaining thereto,

                           (b) the principal of (and premium, if any, on) any Securities of that series (or of all series, as the case may be) which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities (in the case of Original Issue Discount Securities, the Securities' Yield to Maturity),

                           (c) to the extent that payment of such interest is lawful, interest upon overdue interest and any Additional Amounts at the rate or rates prescribed therefor in such Securities (in the case of Original Issue Discount Securities, the Securities' Yield to Maturity), and

                           (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         and

                  (2) all Events of Default with respect to Securities of that series (or of all series, as the case may be), other than the non-payment of the principal of Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in
         Section 613.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 603.      Collection of Indebtedness and Suits for Enforcement by
                  Trustee.

                  The Company covenants that if

                  (1) default is made in the payment of any installment of interest on, or any Additional Amounts with respect to, any Security of any series and any coupons appertaining thereto when such interest or Additional Amounts shall have become due and payable and such default continues for a period of 30 days, or

                  (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest and Additional Amounts and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest and Additional Amounts, at the rate or rates prescribed therefor in such Securities (or in the case of Original Issue Discount Securities, the Securities' Yield to Maturity), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.


         If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 604.      Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal (or lesser amount in the case of Original Issue Discount Securities) of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (premium, if any), interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of principal (or lesser amount in the case of Original Issue Discount Securities) (and premium, if any) and interest and any Additional Amounts owing and unpaid in respect of the Securities or any coupons appertaining thereto and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (ii) to collect and receive any monies, or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 707.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official.

SECTION 605. Trustee May Enforce Claims Without Possession of Securities or Coupons.

         All rights of action and claim under this Indenture or the Securities or coupons may be prosecuted and enforced by the Trustee without possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

SECTION 606.      Application of Money Collected.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any), interest or any Additional Amounts, upon presentation of the Securities, or coupons, or both as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 707;

                  SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest and any Additional Amounts on the Securities and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and coupons for principal (and premium, if any), interest and Additional Amounts, respectively; and

                  THIRD: The balance, if any, to the Person or Persons entitled thereto.

         To the fullest extent allowed under applicable law, if for the purpose of obtaining judgment against the Company in any court it is necessary to convert the sum due in respect of the principal of (or premium, if any) or interest on the Securities of any series (the "Required Currency") into the Judgment Currency, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Business Day next preceding that on which final judgment is given. Neither the Company nor the Trustee shall be liable for any shortfall nor shall it benefit from any windfall in payments to Holders of Securities under this Section caused by a change in exchange rates between the time the amount of a judgment against it is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under this Section to Holders of Securities, but payment of such judgment shall discharge all amounts owed by the Company on the claim or claims underlying such judgment.

SECTION 607.      Limitation on Suits.

         No Holder of any Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (1) an Event of Default with respect to Securities of such series shall have occurred and be continuing and such Holder has previously given written notice to the Trustee of such continuing Event of Default;

                  (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 608. Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on and any Additional Amounts with respect to such Security or payment of such coupon on the Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 609.      Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 610.      Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 611.      Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Securities or coupons to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 612.      Control by Holders.

         With respect to Securities of any series, the holders of a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, relating to or arising under an Event of Default described in clause (1), (2), (3) or (7) of Section 601, and with respect to all Securities the Holders of a majority in principal amount of all Outstanding Securities shall have the right to direct the time, method and place of conducting any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, not relating to or arising under such an Event of Default, provided that in each such case

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 613.      Waiver of Past Defaults.

         The Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, and the Holders of a majority in principal amount of all Outstanding Securities may on behalf of the Holders of all Securities waive any other past default hereunder and its consequences, except in each case a default

                  (1) in the payment of the principal of (or premium, if any) or interest on, or any Additional Amounts with respect to, any Security, or

                  (2) in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 614.      Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Security or coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on, or any Additional Amounts with respect to, any Security or the payment of any coupon on or after the Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on or after the Redemption Date).

SECTION 615.      Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE SEVEN

                                  THE TRUSTEE

SECTION 701.      Certain Duties and Responsibilities.

                  (a) Except during the continuance of an Event of Default with respect to the Securities of any series,

                           (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (b) In case an Event of Default has occurred and is continuing with respect to the Securities of any series, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

                           (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                           (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                           (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series or of all series, determined as provided in
                  Section 612, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

                           (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 702.      Notice of Defaults.

         Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall give notice of such default hereunder known to the Trustee to all Holders of Securities of such series in the manner provided in Section 106, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on, or any Additional Amounts with respect to, any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 601(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 703.      Certain Rights of Trustee.

         Subject to the provisions of Section 701:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 704.      Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 705.      May Hold Securities.

         The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to Sections 708 and 713, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 706.      Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 707.      Compensation and Reimbursement.

         The Company agrees

                  (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which completion shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest, if any, on, or any Additional Amounts with respect to, particular Securities.

         Any expenses and compensation for any services rendered by the Trustee after the occurrence of an Event of Default specified in clause (5) or (6) of
Section 501 shall constitute expenses and compensation for services of administration under all applicable federal or state bankruptcy, insolvency, reorganization or other similar laws.

         The provisions of this Section shall survive the termination of this Indenture.

SECTION 708.      Disqualification; Conflicting Interests.

         (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, with respect to the Securities of any series, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign with respect to the Securities of that series in the manner and with the effect hereinafter specified in this Article.

         (b) In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section with respect to the Securities of any series, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to all Holders of Securities of that series, as their names and addresses appear in the Security Register, notice of such failure.

         (c) For the purposes of this Section, the term "conflicting interest" shall have the meaning specified in Section 310(b) of the Trust Indenture Act and the Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, that there shall be excluded from the operation of
Section 310(b)(1) of the Trust Indenture Act with respect to the Securities of any series the Indenture dated as of _____________________ between the Company and the Trustee relating to the Company's subordinated debt securities, this Indenture with respect to the Securities of any series other than that series and any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met. For purposes of the preceding sentence, the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act shall be applicable.

SECTION 709.      Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 710.      Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.

         (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 711 shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

         (d)      If at any time:

                  (1) the Trustee shall fail to comply with Section 708(a) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 709 and shall fail to resign after written request therefor by the Company or by any such Holder of Securities, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 614, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and such successor Trustee or Trustees shall comply with the applicable requirements of Section
711. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 711, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by
Section 711, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Services Division.

SECTION 711.      Acceptance of Appointment by Successor.

         (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

         (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor
Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

         (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

         (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 712.      Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 713.      Preferential Collection of Claims Against Company.

         The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

SECTION 714.      Appointment of Authenticating Agent.

         The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, or in the case of an Authenticating Agent with respect to Securities issuable as Bearer Securities, under the laws of any country in which such Bearer Securities may be offered, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 or equivalent amount expressed in a foreign currency and subject to supervision or examination by federal or state authority or authority of such country. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 707.

         If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

         "This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        The First National Bank of Chicago
                                                  as Trustee



                                        By  _________________________________,
                                               as Authenticating Agent



                                        By  _________________________________,
                                                 Authorized Signatory"


         Notwithstanding any provision of this Section 714 to the contrary, if at any time any Authenticating Agent appointed hereunder with respect to any series of Securities shall not also be acting as the Security Registrar hereunder with respect to any series of Securities, then, in addition to all other duties of an Authenticating Agent hereunder, such Authenticating Agent shall also be obligated: (i) to furnish to the Security Registrar promptly all information necessary to enable the Security Registrar to maintain at all times an accurate and current Security Register; and (ii) prior to authenticating any Security denominated in a foreign currency, to ascertain from the Company the units of such foreign currency that are required to be determined by the Company pursuant to Section 302.

                                 ARTICLE EIGHT

               HOLDER'S LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 801.       Company to Furnish Trustee Names and Addresses of Holders.

         With respect to each series of Securities, the Company will furnish or cause to be furnished to the Trustee:

         (a) semi-annually, not more than 15 days after each Regular Record Date relating to that series (or, if there is no Regular Record Date relating to that series, on January 1 and July 1), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of that series as of such dates, and

         (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content, such list to be dated as of a date not more than 15 days prior to the time such list is furnished; provided, that so long as the Trustee is the Security Registrar, the Company shall not be required to furnish or cause to be furnished such a list to the Trustee.

SECTION 802.       Preservation of Information; Communications to Holders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of each series contained in the most recent list furnished to the Trustee as provided in
Section 801 and the names and addresses of Holders of each series received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished.

         (b) Holders of Securities may communicate pursuant to the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Securities.

         (c) Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 802(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 802(b).

SECTION 803.       Reports by Trustee.

         (a) Within 60 days after ________ of each year commencing with the year 1994, the Trustee shall transmit by mail to Holders a brief report dated as of such __________ that complies with Section 313(a) of the Trust Indenture Act.

         (b) The Trustee shall comply with Section 313 (b) of the Trust Indenture Act.

         (c) Reports pursuant to this Section shall be transmitted by mail:

                   (1) to all Holders of Registered Securities, as the names and addresses of such Holders appear in the Security Register;

                   (2) to such Holders of Securities as have, within the two years preceding such transmissions, filed their names and addresses with the Trustee for that purpose; and

                   (3) except in the case of reports pursuant to Subsection (b) of this Section, to each Holder of a Security whose name and address is preserved at the time by the Trustee, as provided in Section 802(a).





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
         (d) A copy of each report pursuant to Subsection (a) or (b) of this Section 803 shall, at the time of its transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 804.       Reports by Company.

         The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and shall otherwise comply with Section 314(a) of the Trust Indenture Act.

                                  ARTICLE NINE

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 901.       Company May Consolidate, Etc., Only on Certain Terms.

         The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                   (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and existing under the laws of the United States and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including all Additional Amounts, if any) on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                   (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                   (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance,transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 902.       Successor Person Substituted.

         Upon any consolidation by the Company with or merger by the Company into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with
Section 901, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be





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
substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of such lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities and coupons.

                                  ARTICLE TEN

                            SUPPLEMENTAL INDENTURES

SECTION 1001.      Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                   (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                   (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities and any coupons appertaining thereto (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or otherwise secure any series of the Securities or to surrender any right or power herein conferred upon the Company; or

                   (3) to add any additional Events of Default with respect to all or any series of the Securities (and, if such Event of Default is applicable to less than all series of Securities, specifying the series to which such Event of Default is applicable); or

                   (4) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

                   (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is adversely affected by such change in or elimination of such provision; or

                   (6) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

                   (7) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to
         Section 501; provided, however, that any such action shall not adversely affect the interest of the Holders of Securities of such series or any other series of Securities in any material respect; or

                   (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 711(b); or

                   (9) to provide for Guarantees of the Securities pursuant to Article Four; or

                   (10) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such other provisions as may be made shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect.

SECTION 1002.      Supplemental Indentures With Consent of Holders.

         With the consent of the Holders of a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture (acting as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                   (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, any Additional Amounts with respect thereto or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts (except as contemplated by Section 901(1) and permitted by Section 1001(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 602, or change any Place of Payment where, or the coin or currency or currencies (including composite currencies) in which, any Security or any premium or any interest thereon or Additional Amounts with respect thereto is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                   (2) reduce the percentage in principal amount of Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or





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
                   (3)      modify any of the provisions of this Section,
         Section 613 or Section 1108, except to increase any such percentage or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the Holders of a specified percentage of the aggregate principal amount of Outstanding Securities of such series (which provision may be made pursuant to Section 301 without the consent of any Holder) or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the comment of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1110, or the deletion of this proviso, in accordance with the requirements of Sections 711(b) and 1001(7).

A supplemental indenture which changes or eliminates early covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 1003.      Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 701) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, immunities or liabilities under this Indenture or otherwise.

SECTION 1004.      Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 1005.      Conformity With Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 1006.      Reference in Securities to Supplemental Indentures.

         Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company





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shall so determine, new Securities of any series and any coupons appertaining thereto so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series and any coupons appertaining thereto.

                                 ARTICLE ELEVEN

                                   COVENANTS

SECTION 1101.      Payment of Principal, Premium and Interest.

         The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any), interest on and any Additional Amounts with respect to the Securities of that series in accordance with the terms of the Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, on any interest due on and Additional Amounts payable with respect to Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments, as are evidenced thereby as they severally mature.

SECTION 1102.      Maintenance of Office or Agency.

         If Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in The Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange for Registered Securities, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Bearer Securities of that series and related coupons may be presented and surrendered for payment (including payment of any Additional Amounts with respect to Bearer Securities of that series); provided however, that if the Securities of that series are listed on the International Stock Exchange of the United Kingdom and the Republic of Ireland Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or





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agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Services Division of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts with respect to Bearer Securities of that series) at the office of any Paying Agent for such series located outside the United States, and the Company hereby appoints the Trustee as its office or agency to receive such presentations, surrenders, notices and demands.

         No payment of principal, premium or interest on, or Additional Amounts with respect to, Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States, nor shall any payments be made in respect of Bearer Securities or coupons appertaining thereto pursuant to the presentation to the Company or its designated Paying Agents within the United States; provided, however, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of and any premium and interest on any Bearer Security (including any Additional Amounts payable on Securities of such series) shall be made at the office of the Company's Paying Agent in The Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or Additional Amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

         The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1103.      Money for Securities Payments to be Held in Trust.

         If the Company shall at any time act as its own Paying Agent with respect to any series of Securities and any coupons appertaining thereto, it will, on or before each due date of the principal of (and premium, if any) or interest on or any Additional Amounts with respect to any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for any series of Securities and any related coupons appertaining thereto, the Company will, on or before each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                   (1) hold all sums held by it for the payment of the principal of (and premium, if any), interest on or any Additional Amounts with respect to Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                   (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any), interest on or any Additional Amounts with respect to the Securities of that series; and

                   (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security and coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in The Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified herein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Company.

SECTION 1104.      Existence.

         Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 1105.      Maintenance of Properties.

         The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent that Company from discontinuing the





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operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1106.      Limitation on Sale/Leaseback Transactions.

         The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement providing for the leasing by the Company or any Restricted Subsidiary for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing (a "Sale/Leaseback Transaction") with any Person (other than the Company or a Restricted Subsidiary) unless:

         (a) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to Section 1107 without equally and ratably securing the Securities pursuant to such Section;

         (b) after the Issue Date and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, the Company or such Restricted Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Company and the Restricted Subsidiaries (including amounts expended for the exploration, drilling or development thereof, and for additions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the Net Proceeds of such Sale/Leaseback Transaction and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below); or

         (c) the Company, during the 12-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to the voluntary defeasance or retirement of Securities or any Pari Passu Indebtedness an amount equal to the greater of the Net Proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors of the Company, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Company as set forth in clause (b) above), less an amount equal to the principal amount of Securities and Pari Passu Indebtedness voluntarily defeased or retired by the Company within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Company or any Subsidiary during such period.

SECTION 1107.      Limitation on Liens

         No provision of this Indenture or the Securities shall in any way restrict or prevent the Company or any Restricted Subsidiary from issuing, assuming, guaranteeing or otherwise incurring any Indebtedness, provided, however, that the Company shall not, and shall not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary without making effective provision whereby any and all Securities then or thereafter outstanding will be secured by a Lien equally and ratably with any and all other obligations thereby secured for so long as

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any such obligations shall be so secured.  Notwithstanding the foregoing, the
Company or any Restricted Subsidiary may, without so securing the Securities, issue, assume or guarantee Indebtedness secured by the following Liens:

         (a) Liens existing on the Issue Date or provided for under the terms of agreements existing on the Issue Date;

         (b) Liens on property securing (i) all or any portion of the cost of exploration, drilling or development of such property, (ii) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property or assets, real or personal, or improvements used or to be used in connection with such property or (iii) Indebtedness incurred by the Company or any Restricted Subsidiary to provide funds for the activities set forth in clauses (i) and (ii) above;

         (c) Liens securing Indebtedness owed by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary;

         (d) Liens on the property of any Person existing at the time such Person becomes a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Person becoming a Subsidiary of the Company, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property so acquired;

         (e) Liens on any property securing (i) Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or (ii) Indebtedness issued or guaranteed by the United States or any State thereof or any department, agency or instrumentality of either;

         (f) any Lien on any asset securing Non-Recourse Indebtedness of the Company or any Restricted Subsidiary;

         (g) any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of) any Lien of any type permitted under clauses (a) through (f) above, provided that such Lien extends to or covers only the property that is subject to the Lien being extended, renewed or replaced;

         (h) any Ordinary Course Lien arising, but only so long as continuing, in the ordinary course of business of the Company and the Restricted Subsidiaries; or

         (i) Liens (exclusive of any Lien of any type otherwise permitted under clauses (a) through (h) above) securing Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to clause (a) of Section 1106 (exclusive of any such Sale/Leaseback Transactions otherwise permitted under clauses (a) through (h) above), does not at the time such Indebtedness is incurred exceed 10% of the Consolidated Net Worth of the Company (as shown in the most recent audited consolidated balance sheet of the Company and its Subsidiaries).

         Notwithstanding the foregoing, nothing in this Section 1107 shall be deemed to prohibit or otherwise limit the following types of transactions:

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                   (i)      the sale, granting of Liens with respect to, or
         other transfer of, crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money or of such crude oil, natural gas or other petroleum hydrocarbons;

                   (ii) the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest; or

                   (iii) the granting of Liens required by any contract or statute in order to permit the Company or any Restricted Subsidiary to perform any contract or subcontract made by it with or at the request of the United States or any State thereof or of any foreign government or any department, agency, organization or instrumentality thereof, or to secure partial, progress, advance or other payments to the Company or any Restricted Subsidiary by such governmental unit pursuant to the provisions of any contract or statute.

SECTION 1108.      Payment of Taxes and Other Claims.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and
(2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1109.      Statement by Officers as to Default.

         The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof so long as any Security is outstanding hereunder, an Officers' Certificate, stating that a review of the activities of the Company during such year and of performance under this Indenture has been made under the supervision of the signers thereof and whether or not to the best of their knowledge, based upon such review, the Company is in default in the performance, observance or fulfillment of any of its covenants and other obligations under this Indenture, and if the Company shall be in default, specifying each such default known to them and the nature and status thereof. One of the officers signing the Officers' Certificate delivered pursuant to this Section 1109 shall be the principal executive, financial or accounting officer of the Company.

         For purposes of this Section, such compliance shall be determined without regard to any period or grace or requirement of notice provided under this Indenture.

SECTION 1110.      Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1104 to 1108, inclusive, or any covenant added for the benefit of any series of Securities as contemplated by
Section 301 (unless otherwise specified pursuant to Section 301) if before or after the time for such compliance the Holders of a majority in principal amount of the Outstanding Securities of all series affected by such omission (acting as one class) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant, or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 1111.      Additional Amounts.

         If the Securities of a series provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of such series or any coupon appertaining thereto Additional Amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

         If the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company shall furnish the Trustee and the Company's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or coupons and the Company will pay to such Paying Agent the Additional Amounts required by this Section. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

                                 ARTICLE TWELVE

                            REDEMPTION OF SECURITIES

SECTION 1201.      Applicability of Article.

         Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1202.      Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

SECTION 1203.      Selection by Trustee of Securities to be Redeemed.

         If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series or of the principal amount of global Securities of such series.

         The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1204.      Notice of Redemption.

         Notice of redemption shall be given in the manner provided in Section 107 to each Holder of Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.

         All notices of redemption shall state:

                   (1)      the Redemption Date;

                   (2)      the Redemption Price;

                   (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

                   (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

                   (5) the place or places where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, are to be surrendered for payment of the Redemption Price;

                   (6) that the redemption is for a sinking fund, if such is the case;

                   (7) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons appertaining thereto maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price or security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished;

                   (8) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on such Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made; and

                   (9)      the "CUSIP" number, if applicable.

         A notice of redemption as contemplated by Section 107 need not identify particular Registered Securities to be redeemed. Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1205.      Deposit of Redemption Price.

         On or before any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1103) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, and any Additional Amounts with respect to, all the Securities which are to be redeemed on that date.

SECTION 1206.      Securities Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be redeemed. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons appertaining thereto, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest (and any Additional Amounts) to the Redemption Date; provided, however, that all payments on Bearer Securities shall be made only in the manner provided in Section 1102 for payments on Bearer Securities; and provided further, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

         If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons appertaining thereto maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons appertaining thereto, or the surrender of such missing coupon or coupons appertaining thereto may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest (and any Additional Amounts with respect thereto) represented by coupons appertaining thereto shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1102) and, unless otherwise specified as contemplated by
Section 301, only upon presentation and surrender of those coupons appertaining thereto.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security or, in the case of Original Issue Discount Securities, the Securities' Yield to Maturity.

SECTION 1207.      Securities Redeemed in Part.

         Any Registered Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series and Stated Maturity, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 1208.      Purchase of Securities.

         Unless otherwise specified as contemplated by Section 301, the Company and any Affiliate of the Company may at any time purchase or otherwise acquire Securities or coupons appertaining thereto in the open market or by private agreement; provided that purchases or other acquisitions of Bearer Securities or coupons appertaining thereto by the Company or any Affiliate of the Company may be made only outside the United States, and payments therefor may be made only upon surrender of such Bearer Securities or coupons appertaining thereto at a location outside the United States and only in the manner provided for payments on Bearer Securities in Section 1102. Such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Securities or coupons appertaining thereto. Any Securities or coupons appertaining thereto purchased or acquired by the Company may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 309 shall apply to all Securities and coupons so delivered.

                                ARTICLE THIRTEEN

                                 SINKING FUNDS

SECTION 1301.      Applicability of Article.

         The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

         The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." Unless otherwise provided by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1302. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1302.      Satisfaction of Sinking Fund Payments with Securities.

         The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption), together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and
(2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 1303.      Redemption of Securities for Sinking Fund.

         Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivery of or by crediting Securities of that series pursuant to Section 1302 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1203 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1204. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1206 and 1207.

                                ARTICLE FOURTEEN

                       MEETINGS OF HOLDERS OF SECURITIES

SECTION 1401.      Purposes for Which Meetings May Be Called.

         A meeting of Holders of Securities of any or all series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

SECTION 1402.      Call, Notice and Place of Meetings.

         (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1401, to be held at such time and at such place in Houston, Texas, in The Borough of Manhattan, The City of New York, in London or in any other location, as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 107, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

         (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of any series, shall have requested the Trustee for any such series to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1401, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 30 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in Houston, Texas, in The Borough of Manhattan, The City of New York, or in London, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Subsection (a) of this Section.

SECTION 1403.      Persons Entitled to Vote at Meetings.

         To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 1404.      Quorum Action.

         The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Subject to Section 1405(d), notice of the reconvening of any adjourned meeting shall be given as provided in
Section 1402(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly that Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series shall constitute a quorum.

         Except as limited by the proviso to Section 1002, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to
Section 1002, any resolution with respect to any request, demand, authorization, direction, notice, consent or waiver which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage that is less than a majority in aggregate principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in aggregate principal amount of the Outstanding Securities of that series.

         Except as limited by the proviso to Section 1002, any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the coupons appertaining thereto, whether or not present or represented at the meeting.

SECTION 1405.      Determination of Voting Rights; Conduct and Adjournment of
                   Meetings.

         (a) The holding of Securities shall be proved in the manner specified in Section 105 and the appointment of any proxy shall be proved in the manner specified in Section 105 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 105 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 105 or other proof.

         (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1402(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of such series represented at the meeting.

         (c) At any meeting each Holder of a Security of such series and each proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or as a proxy.

         (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 1406.      Counting Votes and Recording Action of Meetings.

         The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                    *  *  *

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        UNION TEXAS PETROLEUM HOLDINGS, INC.



(CORPORATE SEAL)                  By:
                                       ______________________________
                                       Name:
                                       Title:

                                       THE FIRST NATIONAL BANK OF CHICAGO



(CORPORATE SEAL)                  By:
                                       ______________________________
                                       Name:
                                       Title:

STATE OF ____________     )
                          )  ss:
COUNTY OF ___________     )

         On the ____ day of _________, _____, before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that he is ____________________ of UNION TEXAS PETROLEUM HOLDINGS, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                        ________________________________________
                                        Notary Public


(NOTARIAL SEAL)


STATE OF ____________     )
                          )  ss:
COUNTY OF ___________     )

         On the ____ day of _________, _____, before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that he is ____________________ of THE FIRST NATIONAL BANK OF CHICAGO, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                        ________________________________________
                                        Notary Public


(NOTARIAL SEAL)

                                   EXHIBIT A

                           FORM OF CERTIFICATE TO BE
               GIVEN BY OWNER OF SECURITY OR BENEFICIAL OWNER OF
                         INTEREST IN A GLOBAL SECURITY


                      UNION TEXAS PETROLEUM HOLDINGS, INC.

                             [Title of Securities]

                               (the "Securities")

         This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities that are held by the undersigned or held by you for the account of the undersigned (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) are owned by United States person(s) that (A) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (B) acquired Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (A) or (B), each such United States financial institution hereby certifies, on its own behalf or through its agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify that, except as set forth below, (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

         As used herein, "United States" means the United States of America (including the States and District of Columbia); and its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

         We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

         This certification excepts and does not relate to $_____________ of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

         We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

1Dated:

                      NAME OF PERSON MAKING CERTIFICATION



By:      ___________________________________________________
         As, or as Agent for, the
         beneficial owner(s) of the
         Securities to which this
         Certificate relates


By:      ___________________________________________________
         As, or as Agent for, the
         financial institution (if any)
         through which a United States
         Person acquired the Securities
         to which this Certificate relates





________________________

1  To be dated no earlier than the Certification Date.

                                   EXHIBIT B

                       FORM OF CERTIFICATION TO BE GIVEN
                           BY EUROCLEAR OR CEDEL S.A.

                      UNION TEXAS PETROLEUM HOLDINGS, INC.

                             [TITLE OF SECURITIES]

                               (THE "SECURITIES")


         This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Indenture, dated as of _________________________, between Union Texas Petroleum Holdings, Inc. and The First National Bank of Chicago, as of the date hereof, [ ] principal amount of the above captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (A) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (B) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (A) or (B), each such United States financial institution has certified, on its own behalf or through its agent, that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that the United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify with respect to the principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organizations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Indenture.

         We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

         We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy hereof to any interested party in such proceedings.



Dated:
(dated the Exchange Date or the
Interest Payment Date)


                                        ________________________________________
                                        as operator of the
                                        Euroclear System [Morgan
                                        Guaranty Trust Company of New
                                        York, Brussels Office]

                                        or

                                        [CEDEL S.A.]



                                        By   ___________________________________





                                      B-2